UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

__________________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

RMR INDUSTRIALS, INC.

(Exact name of registrant as specified in its charter)

Nevada	46-0750094
(State of incorporation or organization)	(I.R.S. Employer Identification No.)
9595 Wilshire Blvd, Suite 310 Beverly Hills, CA	90212
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be so registered
Not Applicable	Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-185046

Securities to be registered pursuant to Section 12(g) of the Act: Class B Common Stock, $0.001 par value

Item 1. Description of Registrant’s Securities to be Registered.

The information regarding the Class B Common Stock, $0.001 par value, of RMR Industrials, Inc., formerly known as Online Yearbook (the “Company”) as set forth under the caption “Description of Securities” in the Company’s Registration Statement on Form S-1/A (File No. 333-185046) as amended and filed with the Securities and Exchange Commission on March 29, 2013 (the “Registration Statement”), as updated by the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 27, 2015, is incorporated herein by reference.

Item 2. Exhibits.

Exhibit Number	Description

3.1	Amended and Restated Articles of Incorporation of the Company (incorporated by reference to the Company’s Current Report on Form 8-K filed on February 27, 2015)

3.2	Amended and Restated Bylaws of the Company (incorporated by reference to the Company’s Current Report on Form 8-K filed on February 27, 2015)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

RMR INDUSTRIALS, INC.

Date: March 17, 2015	By:	/s/ Gregory M. Dangler
	Name:	Gregory M. Dangler
	Title:	President